INVESTMENT MANAGEMENT AGREEMENT

This INVESTMENT MANAGEMENT AGREEMENT (the "Agreement"), effective as of February 10, 2012, by and among Whitetail Rock SLAB Fund I, LLC, a Nebraska limited liability company (the "Fund"), Whitetail Rock Fund Management, LLC, a Nebraska limited liability company (the "Manager"), and Whitetail Rock Capital Management, LLC, a Nebraska limited liability company and registered investment adviser (the "WRCM" or "Advisor").

WHEREAS, on February 9, 2012, WRCM formed the Fund by filing a Certificate of Organization with the Nebraska Secretary of State. On February 10, 2012, the Manager, WRCM and the Fund's members entered into an Amended and Restated Limited Liability Company Agreement (the "Fund Agreement") setting forth the terms and provisions applicable to the Fund and the Fund's investment strategy of acquiring, holding, managing and selling student loan asset-backed securities ("Student Loan ABS");

WHEREAS, under Section 6.1(c) of the Fund Agreement, the Manager is authorized to engage an investment adviser in accordance with the terms of the Fund Agreement; and

WHEREAS, the Manager wishes to engage the Advisor to perform on behalf of the Manager and the Fund the services set forth in this Agreement, and the Advisor wishes to perform such services, all in accordance with this Agreement and the Fund Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties, intending to be legally bound, hereby agree as follows:

1. Services. The Advisor will perform such management, advisory, administrative and related services to and for the Manager and the Fund as specified on Schedule A to this Agreement. Manager shall provide the services of those of its officers or employees as may be required to furnish the services under this Agreement.

2. Term and Termination. The initial term of this Agreement shall be for the period commencing on the date first set forth above, and ending on the first anniversary thereof (such period, as it may be extended, being referred to as the "Management Period"), unless sooner terminated in accordance with the provisions of this Section 2. The Management Period shall automatically renew for successive one-year periods after the initial Management Period without necessity of documentation unless both parties mutually agree to terminate.

Either the Manager or the Advisor may terminate this Agreement at any time, without penalty, by giving the other party at least thirty (30) days' prior written notice. Termination of this Agreement will not affect the liabilities or obligations of the parties from transactions initiated before termination of this Agreement or the obligation to pay advisory fees as set forth in this Agreement. Upon the termination of this Agreement, Advisor will have no obligation to recommend or take any action with regard to the securities, cash or other investments held by the Fund.

3. Compensation.

(a) Fees. The Manager, on behalf of the Fund, shall pay to the Advisor annual fees in an amount equal to fifty basis points (0.50%) per annum of the daily average value of the sum of the price originally paid for the Fund's Student Loan ABS and the Accreted Value (as defined in the Fund Agreement) of such Student Loan ABS. The fees shall be payable in equal installments (0.041667%) in arrears on the last day of each calendar month or as the parties may otherwise mutually agree. In addition, the Manager, on behalf of the Fund, will pay to the Advisor an amount equal to any profits allocated to the Manager pursuant to Section 4.1(b) of the Fund Agreement. The Advisor shall submit a bill to the Manager, at such times as the Advisor deems appropriate, for any such profits payable to the Advisor under this Section 3(a) and the Manager shall pay such amounts to the Advisor within 30 days after receipt thereof.

(b) Reimbursement of Expenses. The Manager, on behalf of the Fund, shall reimburse the Advisor for all reasonable and necessary expenses incurred or paid by the Advisor in connection with, or related to, the performance of its services under this Agreement. The Advisor shall submit to the Manager itemized monthly statements, in a form satisfactory to the Manager, of such expenses incurred in the previous month. The Manager shall pay to the Advisor amounts shown on each such statement within 30 days after receipt thereof.

(c) Custodian Fees. The parties hereto expressly acknowledge that the Advisor shall pay out of its compensation any custodial fees and expenses due and owing to Union Bank & Trust Company, in its capacity as custodian for the Fund.

4. Cooperation. The Manager and the Fund shall provide such access to its information and property as may be reasonably required in order to permit the Advisor to perform its obligations hereunder.

5. Standard of Care and Liability. In providing services hereunder, the Advisor shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except when otherwise specifically required by law, the Advisor shall only be liable to the Manager or the Fund for any direct and foreseeable losses, including reasonable attorney's fees, resulting from negligence or willful misconduct of the Advisor or breach of this Agreement by the Advisor. Except as may otherwise be provided by law, the Advisor will not be liable to the Manager or the Fund for any act or failure to act by the Manager, any broker-dealer to which Student Loan ABS transactions are directed, or by any other third party. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Manager or the Fund may have under those laws.

6. Proprietary Information.

(a) Proprietary Information.

(i) The Advisor acknowledges that its relationship with the Manager and the Fund is one of trust and confidence and that in the course of providing services to the Fund, the Advisor will have access to and contact with Proprietary Information, as defined below. The Advisor will not, during the Management Period or at any time thereafter, disclose to others, or use for its benefit or the benefit of others, any Proprietary Information.

(ii) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Fund, including, without limitation, any invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Advisor in the course of its service as investment adviser to the Fund.

(iii) The Advisor's obligations under this Section 5(a) shall not apply to any information that (a) is or becomes known to the general public under circumstances involving no breach by the Advisor or others of the terms of this Section 5(a), (b) is generally disclosed to third parties by the Manager or the Fund without restriction on such third parties, or (c) is approved for release by written authorization of the Manager.

(iv) Upon termination of this Agreement or at any other time upon request by the Manager, on behalf of the Fund, the Advisor shall promptly deliver to the Manager all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Fund.

(v) The Advisor represents that its performance under this Agreement does not, and will not, breach any agreement that obligates it to keep in confidence any trade secrets or confidential or proprietary information of it or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Advisor will not disclose to the Manager or the Fund any trade secrets or confidential or proprietary information of any other party.

(b) Remedies. The Advisor acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Fund for which the Fund cannot be adequately compensated by monetary damages alone. The Advisor agrees, therefore, that, in addition to any other remedy it may have, the Fund shall be entitled to enforce the specific performance of this Agreement by the Advisor and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

7. Independent Contractor Status. The Advisor shall perform all services under this Agreement as an "independent contractor."

8. Services to Other Clients. The Manager and the Fund understand that the Advisor may perform investment management services for other clients with various investment objectives and policies. The Manager and the Fund acknowledge that the Advisor may give advice and take action with respect to such clients which may differ from advice given, or the timing or nature of action taken, with respect to Student Loan ABS under this Agreement. The Manager and the Fund acknowledge that the Advisor may recommend the purchase or sale of securities or other investments held by the Fund that affiliates of the Advisor ("Affiliated Persons") may also purchase or sell for their own account. The Manager and the Fund further acknowledge that the Advisor shall have no obligation to recommend for purchase or sale by the Fund, any security or other investment that Affiliated Persons may purchase or sell for its or their own account or any other client accounts. This Agreement does not limit or restrict in any way the Advisor or any of its Affiliated Persons from buying, selling or trading in any securities or other investments for their own accounts.

The Advisor will not, acting as principal for its own account, sell any Student Loan ABS to or purchase any Student Loan ABS from the Fund. The Advisor shall provide a Transaction Certificate to the Fund describing any recommended purchase or sale of Student Loan ABS involving a counterparty affiliated with the Advisor.

The Advisor or its Affiliated Persons may provide services for, or solicit business from various companies, including issuers of securities that Advisor may recommend for purchase or sale by the Fund. In providing these services, the Advisor or its Affiliated Persons may obtain material, nonpublic or other confidential information that, if disclosed, might affect an investor's decision to buy, sell or hold a security. Under applicable law, the Advisor and its Affiliated Persons cannot improperly disclose or use this information for their personal benefit or for the benefit of any person, including clients of the Advisor. If the Advisor or any Affiliated Person obtains material, nonpublic or other confidential information about any issuer, the Advisor is prohibited from disclosing the information to the Fund or using it for the Fund's benefit.

9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party as set forth below:

(a) If to the Advisor:

Whitetail Rock Capital Management, LLC
c/o Greer McCurley
121 South 13th Street, Suite 201
Lincoln, NE 68508

If to the Fund:

Whitetail Rock SLAB Fund I, LLC
c/o Whitetail Rock Fund Management, LLC
121 South 13th Street, Suite 201
Lincoln, NE 68508

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

11. Amendment. This Agreement may be amended or modified only by a written instrument executed by each of the Fund, the Manager and the Advisor.

12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Nebraska.

13. Assignment. Except as otherwise provided herein, none of the rights, duties or obligations of either party to this Agreement may be assigned without the consent of the other. "Assignment" shall have the definition given under the Investment Advisers Act of 1940 (the "Advisors Act").

14. Miscellaneous.

(a) No delay or omission by the Manager or the Fund in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Manager or the Fund on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(c) In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the day and year set forth above.

Whitetail Rock Capital Management, LLC

By: ______________________

Title: CCO

Whitetail Rock SLAB Fund I, LLC

By: Whitetail Rock Fund Management, LLC, Manager

By: ______________________

Title: President

Whitetail Rock Fund Management, LLC

By: ______________________

Title: President

SCHEDULE A
TO
MANAGEMENT AGREEMENT

Services Provided

1. The Advisor shall act as the investment adviser to the Fund and will have discretion to purchase and sell Student Loan ABS on behalf of the Fund.

2. The Advisor shall monitor performance and characteristics of the Student Loan ABS held by the Fund.

3. The Advisor shall perform such internal clerical, accounting and administrative services as may be required to carry out the services described herein.

4. The Advisor shall assist in preparing and maintaining financial records and accounts of the Fund with respect to the Student Loan ABS.

5. Custody of the Student Loan ABS shall be maintained by Union Bank & Trust Company. The Advisor will not take custody of the Student Loan ABS the Fund holds.

The services described herein shall be performed in accordance with the requirements of the Investment Advisers Act of 1940, as amended, and any rules and regulations adopted thereunder.